UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2008

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 116th Ave SE, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 31, 2008, the merger of Oasis Merger Corp. (“Oasis”), a wholly-owned subsidiary of Open Text Inc. (“Open Text”), with and into Captaris, Inc. (“Captaris”) (the “Merger”), was consummated in accordance with that certain Agreement and Plan of Merger, dated as of September 3, 2008, among Captaris, Open Text Corporation, Open Text and Oasis (the “Merger Agreement”) previously filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2008. Pursuant to the terms of the Merger Agreement, each share of Captaris Common Stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive $4.80 in cash (the “Merger Consideration”). Upon the closing of the Merger, Captaris became a wholly-owned subsidiary of Open Text.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Captaris on September 8, 2008.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2008, in connection with the closing of the Merger, Captaris notified the Nasdaq Global Market of its intent to remove its Common Stock from listing on the Nasdaq Global Market and subsequent filings were made with the SEC to delist and deregister its common stock.

The description of the Merger contained in this Item 3.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Captaris on September 8, 2008.

Item 5.01.	Changes in Control of Registrant.

Upon the closing of the Merger on October 31, 2008, a change in control of Captaris occurred. Pursuant to the terms of the Merger Agreement, each outstanding share of Captaris Common Share was converted into the right to receive $4.80 in cash, and Oasis merged with and into Captaris. With the closing of the Merger, Captaris became a wholly-owned subsidiary of Open Text. The source of the Merger Consideration was funded by Open Text. The information set forth in Item 5.02 is incorporated herein by reference.

The description of the Merger contained in this Item 5.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Captaris on September 8, 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on October 31, 2008 at the effective time of the Merger, all the then-current members of Captaris’s board of directors resigned and were immediately replaced with directors appointed by Open Text.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on October 31, 2008 at the effective time of the Merger, Captaris’s Articles of Incorporation were amended. A copy of Captaris’s Articles of Incorporation, as amended pursuant to the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, on October 31, 2008 at the effective time of the Merger, Captaris’s Bylaws were amended and restated in their entirety. A copy of Captaris’s Bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended Articles of Incorporation dated October 31, 2008.
3.2	Amended and Restated Bylaws dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008

CAPTARIS, INC.

By:	/s/ PETER PAPANO
Name:	Peter Papano
Title:	Chief Financial Officer